EXHIBIT 10.9 AMENDMENT TO THE FIDELITY FEDERAL SAVINGS BANK
RECOGNITION AND RETENTION PLAN FOR OFFICERS AND EMPLOYEES

Amendment No. 1

Pursuant to resolutions of the Board of Directors of Fidelity Federal Savings Bank, dated March 18, 2002, and pursuant to the authority of Section 8.02 of the Fidelity Federal Savings Bank Recognition and Retention Plan for Officers and Employees (the "Plan"), the Plan is hereby amended, effective April 1, 2002, as follows:

1.  The last sentence of the first paragraph of Subparagraph
7.01(a) of the Plan is hereby amended to read as follows:

"If the employment of a Recipient is terminated prior to the fifth anniversary of the date of grant of an Award for any reason (except as specifically provided in Subsection (b) below), the Recipient shall forfeit the right to any Plan Shares subject to the Award which have not theretofore been earned; provided, however, that in the event of a Change in Control, as defined in Subsection (c) below, all Plan Shares subject to a Plan Share Award held by a Recipient following the Change in Control shall be deemed earned as of the Change in Control."

2. The first sentence of Subparagraph 7.01(c) of the Plan is hereby amended to read as follows:

     "(c) Definition of Change in Control.  As described in
Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient as of a Change in Control, shall be deemed earned as of the Change in Control. For purposes of this Plan, a "Change in Control" of the Bank or Company shall mean an event of a nature that: (i) would be required to be reported in response to 1(a) of the current report on Form 8-K, as in effect of the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of change in control or presumptive change in control or acting in concert or presumptive acting in concert as set forth under the Rules and Regulations of the OTS, ownership by a person or group, including a presumptive group, of at least 15% of the voting stock of the Bank or the Company shall be required, and provided further that ownership of stock by a tax qualified employee benefit plan of the Bank or the Company shall not be subject to presumptions of control or acting in concert); or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Bank or Company representing 20% or more of the combined voting power of the Bank's or Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Company's Nominating Committee, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or
(c) a plan of reorganization, merger, consolidation sale of all or substantially all the assets of the Bank or Company or similar transaction occurs in which the Bank or the Company is not the surviving entity; or (d) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or
(e) a tender offer is made for 20% or more of the voting securities of the Bank or the Company."

The undersigned hereby certifies that the above amendments have been duly authorized and remain in full force and effect.

FIDELITY FEDERAL SAVINGS BANK

/s/ Judith K. Leaf
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Corporate Secretary

Date:  March 18, 2002